Exhibit (c)(4)

Crayola

Presentation to the Board of Directors

July 16, 2004

Disclaimer

The following pages contain material provided to the Board of Directors of Crayola, Inc. (“Crayola” or the “Company”) by Citigroup Global Markets Inc. (“Citigroup”) in connection with the proposed transaction in which the Company would seek to sell its 81% interest in Magenta, Inc. (“Magenta”). The accompanying material was compiled or prepared on a confidential basis solely for the use by the Board of Directors of Crayola and not with a view toward public disclosure under any securities laws or otherwise. The information contained in this material was obtained from Crayola, Magenta and other sources. Any estimates and projections contained herein have been prepared or adopted by Crayola and Magenta management, or obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citigroup does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. This material was not prepared for use by readers not as familiar with the business and affairs of Crayola and Magenta as the Board of Directors of Crayola and, accordingly, neither Crayola nor Citigroup nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material when used by persons other than the Board of Directors of Crayola. Citigroup does not have any obligation to update or otherwise revise the accompanying materials.

Agenda

1. Update on Process since June 30, 2004

2. Summary of Red Bid

3. Magenta Financial Update / Analysis

4. Issues and Considerations

Appendix

A. Valuation Backup

B. Other Proposals

Magenta Market Performance

Performance of $9.85 (Magenta stock price) invested at 1/6/03

DAILY DATA: JANUARY 6, 2003 THROUGH JULY 14, 2004

$50.00 $45.00 $40.00 $35.00 $30.00 $25.00 $20.00 $15.00 $10.00 $5.00 $0.00

01/06/03 03/02/03 04/27/03 06/21/03 08/16/03 10/10/03 12/05/03 01/29/04 03/25/04 05/19/04 07/14/04

(a) (b) (c) (d) (e) (f) (g)

Value of $9.85 Invested at 1/06/03

Percent Change

Magenta $46.02 367%

Generators: $25.04 168%

Crayola: $13.16 36%

S&P 500: $12.02 20%

Crayola

Magenta

S&P 500

Merchant Generators (RRI, AES, CPN)

a) 10/21/03 – Magenta 3Q Earnings Release

b) 12/04/03 – RRI Announcement

c) 01/24/03 – RRI Option Expiration

d) 02/12/04 – Magenta 4Q Earnings Release

e) 03/31/04 – Magenta Files True-Up Application ($36.26/share)

f) 04/15/04 – First Round Bids Received

g) 04/22/04 – Magenta 1Q Earnings Release

Historical Average Stock Prices

1-Year 6-Month 3-Month 1-Month Magenta $32.41 $37.97 $40.60 $44.95

1. Update on Process since 6/30/04

Summary of Final Round Bids

(Dollars in millions, except per share)

Conforming

Bidder White

Bidder Red

Bidder Purple

Non-Conforming

Bidder Orange

Straight Sale*: 81% 100% 81% 100% 81% 100%

Proposed Cash Purchase Price / Share $40.00 $41.25 $43.50 $43.50 $40.75 N/A $678 ($616/kW)

After-tax Proceeds to Crayola $2,245 $2,297 $2,393 $2,393 $2,277 N/A $440

338(h)(10):

Headline Bid Price $46.50** $47.75** $44.50 $44.50 N/A N/A N/A

Equivalent Bid Value***:

Best Case $43.14 $44.23 $41.39 $41.39

Worst Case 39.92 41.02 38.82 38.82

After-tax Proceeds to Crayola:

Best Case $2,377 $2,423 $2,304 $2,304

Worst Case 2,242 2,288 2,195 2,195

Structural Alternatives:

Headline Bid Price N/A N/A N/A $45.25 Potential to generate up to N/A

$2,490 million in net cash

Equivalent Bid Value***: N/A N/A N/A $45.25

proceeds plus midstream

After-tax Proceeds to Crayola: N/A N/A N/A $2,466 assets through alternative structure

Comments:

Up to $0.75 attributable to hedge program

Additional due diligence requested

Requires sale of STP to third party at closing

$2.5 billion debt (including 81% sale)

Required pre-close hedge for 70% of baseload capacity through 2008

Structural alternative facilitates accelerated timing

Alternate structures provide greater proceeds / more complexity and risk

Limits on use of cash

Potential 1935 Act issues

Purple claims fewer regulatory hurdles (NRC) Proposed closing – 30 days

* Percentages denote portion of Magenta equity.

** Includes full amount of contingent $0.75 attributable to hedging/power purchase agreement (“PPA”).

*** Based upon straight sale equivalent – straight stock purchase bid price implied by net proceeds (best case assumes full utilization of capital loss and achievement of $0.75 attributable to hedging/PPA; worst case – no capital loss used and zero value for hedging/PPA).

Process Update

Bidder Red

Bidder White

Bidder Purple

Bidder Orange

Value

Contract Issues

Other

Indicated potential for increase in $45.25 offer following Special Committee negotiations

Confirmed—greater than 70% of net proceeds available approximately 3 months sooner

Continued uncertainty regarding $0.75 related to PPA / hedge

Confidence in ability to utilize capital losses

Indicated potential for further improvement

Increase in price vs. “best and final” at $40.75

Tax indemnification / insurance

Indicated willingness to increase bid by $30 million

Prepared to restore timing incentive payments (total value: $10 million)

No price adjustment for existing South Zone sales

Market “Out” removed (Financing)

Transaction documents substantially negotiated

Asbestos liability removed

Material adverse change clause more favorable to Crayola

Nuclear decommissioning exposure removed

Scope of Reps and Warranties reduced

No movement on “majority of minority” and fiduciary out provisions

Progress on transaction documents

Cross conditionality regarding separate sale of STP to Cameco

Material Adverse Effect clause on sale to Cameco relates to STP only

Underwriters due diligence

Contingent on equity funding

> 10 different funds

Documentation for alternate structures not provided

NRC Approvals

Flexibility on contract terms

Improvements in power purchase agreements (terms and economics)

Requesting exclusivity

Continued due diligence requirements

Recently hired Ernst & Young

Many repeat questions / requests

Greater clarity regarding tax risk of split-off alternative

Limits on use of proceeds (likely to be contractual due to insurance)

“Business purpose” for structure

1935 Act Issues

Shareholder vote issues

Special Committee issues

No cash to shareholders (split-off scenario)

2. Summary of Red Bid

Summary of Bidder Red Proposal

Material Terms

Comments

Acquisition Structure Acquisition of 100% ownership interest in Magenta in three steps

Minority cash out

Sale of non-STP assets

Sale of STP

Headline Bid Price (After-tax Proceeds) $45.25 / share ($2,466MM)

Debt Financing Debt financing of $2.50B subject to limited conditions, including:

Contribution of at least 20% in equity (Goldman Sachs proposal)

Obtaining a rating from S&P and Moody’s

Not subject to market “out”

Financing Source Goldman Sachs – Committed through September 30, 2005

Regulatory Approvals HSR, FERC (EWG status) and NRC (for step 3)

Corporate / Other Approvals None on part of buyer

Other Terms Approval by special committee of Magenta’s Board of Directors (for transaction and for power purchase agreement at signing)

Implementation of a proprietary forward power sale with J. Aron (subsidiary of Goldman Sachs) required at signing of definitive agreement; remains in place through 2008 regardless of whether deal closes

Able to accelerate receipt of substantial portion of consideration by all shareholders (including entirety to minority) under three step structure

Request for exclusivity

No majority of minority vote; no fiduciary out

Minority squeeze-out will be SEC “going private” transaction and require full disclosure by Crayola of fairness and bidding process

Bidder Red – Acquisition Structure

- Bidder Red proposes to implement the transaction via a 3-step process
- Red structure should result in net after tax proceeds to Crayola equal to straight stock sale for $45.25 ($2,466 net proceeds)

Step I



Public
Crayola
19%
15.2MM shares
$45.25 / share
81%
Magenta
New Debt $690MM

- Using bridge loan proceeds from Red's financing arrangements, 15.2 million shares repurchased from the public at $45.25/share ($690MM)
- First step to integrate transaction

TIMING: 90 days

Step II



Crayola
Red Funds
100%
Magenta
CASH
NewCo
1
Non-STP Assets
2
New Sub
MERGER
Merger Sub

1. Magenta divides STP and Non-STP assets between two subsidiaries
2. NewCo acquires Non-STP Sub via cash merger
   - Crayola receives substantial portion of cash in 90 days
   - Step 1 bridge loan immediately repaid

TIMING: First business day following Step I

Step III



Crayola
Red Funds
CASH
NewCo
Magenta
MERGER
Merger Sub
STP Assets Only
Non-STP Assets

- Once NRC approval obtained, NewCo acquires Magenta via cash merger
- Following Step 3, Magenta assets are "reassembled" as Red Funds own 100% of current Magenta
- Material adverse change evaluated in context of entire transaction

TIMING: 4-9 months from signing (subject to NRC approval)

Note: Certain structural steps eliminated for presentation purposes.

10

citigroup

Bidder Red – Cash Impact to Crayola

(numbers in millions, except per share data)

STEP I STEP II STEP III

Purchase Price / Share $45.25 Non-STP Price $2,920 Magenta (STP) Stock Purchase Price $700

Minority Shares 15.2 Non-STP Basis*** 1,242 New Crayola Basis in Magenta Shares 741

Purchase Price (New Debt) $689 Gain on Sale $1,678 (Loss) on Sale ($41)

Cash Taxes (35%) **** (479)

Total Purchase Price* $3,620 A/T Gain $1,199 Tax benefit at 35% $14

STP Value (Step III)** 700

Implied Non-STP Value (Step II) $2,920 Cash Proceeds $700

Gross Cash Proceeds $2,920 Plus: Tax benefit (applied to Step II) 14

Repay Debt (Step I) (689) Total Cash (Step III) $714

Cash Taxes (479) Net Cash (Step II) 1,752

Net Cash to Crayola (Step II) $1,752 Total Net Cash Proceeds to Crayola $2,466

Crayola Basis in Magenta Shares $1,294 Net Crayola Cash in Straight Sale $2,466

Plus: A/T Gain 1,199 ($45.25 / Share)

Less: Cash Distribution (1,752)

New Crayola Basis in Magenta Shares $741

* 80 million shares at $45.25 / share.

** Value as indicated by Bidder Red (includes 13.2% via ROFR—total 44%).

*** Total Net Tax Basis of $1,598 less $356 STP basis.

**** Assumes purchase price allocation generates a minimum of $310 million capital gains facilitating full utilization of $310 million capital loss carry forward.

Rationale for Bidder Red Proposal

Minimum execution risk

Limited closing conditions / termination provisions

Limited scope of material adverse effect provisions

Sale of majority of assets closes sooner, reducing risk of material adverse effect

No market “out” in financing

Contract substantially negotiated

No conditionality regarding STP sale

Attractive post-tax proceeds to Crayola ($2,466 million subject to increase)

Higher than White

Not subject to tax and other risks associated with Purple

Accelerated receipt of substantial portion of proceeds (including all to minority)

Due diligence completed

Experienced buyer group with access to significant funds

Advantages outweigh complexity of 3-step merger process

3. Magenta Financial Update / Analysis

Magenta Forecast Update

Gross Margin $s in millions

$2,000.0 $1,600.0 $1,200.0 $800.0 $400.0 $0.0

2005 2006 2007 2008

$1,011.1

$6.31 $5.04 $1,236.9

$918.0

$5.71 $4.74 $1,284.4

$942.0

$5.19 $4.60 $1,192.7

$945.0

$4.82 $4.54 $1,086.5

$7.00 $6.00 $5.00 $4.00 $3.00 $2.00 $1.00 $0.00

$/MMBtu

1/30/04 NYMEX Gas Curve

7/12/04 NYMEX Gas Curve

EBITDA

$s in millions

$1,000.0 $900.0 $800.0 $700.0 $600.0 $500.0 $400.0 $300.0 $200.0 $100.0 $0.0

2005 2006 2007 2008

$532.4

$733.6

$450.6

$795.0

$469.0

$709.5

$463.9

$605.8

Free Cash Flow

$s in millions

$450.0 $400.0 $350.0 $300.0 $250.0 $200.0 $150.0 $100.0 $50.0 $0.0

2005 2006 2007 2008

$173.5

$278.5

$103.7

$391.8

$219.7

$390.8

$265.7

$368.5

Aggregate Change in Free Cash Flow = $667

EPS

$/share

$6.00 $5.00 $4.00 $3.00 $2.00 $1.00 $0.00

2005 2006 2007 2008

$2.98

$4.42

$2.28

$4.91

$2.43

$4.24

$2.41

$3.45

January 30, 2004 NYMEX Gas Curve

July 6, 2004 NYMEX Gas Curve

Indication of Interest – Implied Value / Impact Summary

“Base Case” DCF based on Current Gas Price Curve (1)

Commodity-based Companies

Plant-by-Plant ($/kW)

52-Week High / Low

Bidder Purple

Bidder White

Bidder Red

$46.02 – Market Price (07/14/04)

$40.34 $46.68

$41.00 $44.50

$34.69 $39.11

$21.15 $47.17

$40.75

$40.00 $41.25

$39.92 $44.23

$45.25

Price / Share$28.00 $30.00 $32.00 $34.00 $36.00 $38.00 $40.00 $42.00 $44.00 $46.00 $48.00

Gross Proceeds to Crayola $2,072 $2,202 $2,332 $2,461 $2,591 $2,720 $2,850 $2,979 $3,109

Net Proceeds (after tax) (2) 1,908 1,993 2,077 2,161 2,245 2,329 2,414 2,498 2,582

(1) DCF: Weighted Average Cost of Capital of 9.5%—10.5% and terminal EBITDA of 5.0x – 6.0x.

(2) Adjusted to straight stock sale value if proposal includes 338(h)(10) election.

Source: Company financial model based on July 6, 2004 NYMEX Forward Gas Price Curve.

Magenta Base Case DCF Analysis

Projected Fiscal Year Ending December 31,

(Dollars in millions, Except per Share Data) 2004 2005 2006 2007 2008

Net Income $320.6 $353.9 $393.1 $339.5 $275.7

Net Interest Expense / (Income) (3.5) (5.2) (11.7) (18.1) (24.4)

Marginal Tax Rate 35.0% 35.0% 35.0% 35.0% 35.0%

Financing Tax Shield 1.2 1.8 4.1 6.3 8.5

Earnings Before Interest $318.4 $350.5 $385.5 $327.8 $259.8

Depreciation & Amortization (Incl. Amortization of Nuclear Fuel) 185.1 206.4 214.1 217.4 218.3

Increase in Deferred Taxes & ITC (27.4) (16.4) (12.9) (14.2) 9.7

Change in Net Working Capital & Other 63.9 (121.9) (24.4) (21.8) (46.2)

Capital Expenditures (107.0) (140.1) (170.5) (118.4) (73.1)

Change in Cash (189.6) 0.0 0.0 0.0 0.0

Unlevered Free Cash Flow $243.4 $278.5 $391.8 $390.8 $368.5

Terminal EBITDA $605.8

Terminal Adjusted Free Cash Flow $223.4

Terminal Multiple Range

4.5x 5.0x 5.5x 6.0x 6.5x

Terminal Value

$2,726 $3,029 $3,332 $3,635 $3,938

Terminal Multiple Range

4.5x 5.0x 5.5x 6.0x 6.5x

Implied Terminal P/E Multiple

9.9x 11.0x 12.1x 13.2x 14.3x

WACC Firm Value as of 6/1/04

9.0% $3,038 $3,242 $3,447 $3,651 $3,855

9.5% 2,987 3,186 3,386 3,586 3,786

10.0% 2,936 3,132 3,327 3,523 3,719

10.5% 2,887 3,078 3,270 3,462 3,653

11.0% 2,838 3,026 3,214 3,402 3,590

WACC Implied Perpetuity Growth Rate

9.0% 0.7% 1.5% 2.2% 2.7% 3.1%

9.5% 1.2 2.0 2.6 3.2 3.6

10.0% 1.7 2.4 3.1 3.6 4.1

10.5% 2.1 2.9 3.6 4.1 4.6

11.0% 2.6 3.4 4.0 4.6 5.0

WACC Equity Value as of 6/1/04 (a)

9.0% $3,187 $3,391 $3,595 $3,799 $4,003

9.5% 3,135 3,335 3,535 3,735 3,935

10.0% 3,085 3,280 3,476 3,672 3,867

10.5% 3,035 3,227 3,419 3,610 3,802

11.0% 2,987 3,175 3,362 3,550 3,738

WACC Equity Value per Share as of 6/1/04 (b)

9.0% $39.84 $42.39 $44.94 $47.49 $50.04

9.5% 39.19 41.69 44.19 46.68 49.18

10.0% 38.56 41.00 43.45 45.90 48.34

10.5% 37.94 40.34 42.73 45.13 47.52

11.0% 37.34 39.68 42.03 44.38 46.73

Note: 2004 figures represent a pro rata estimate for the remaining part of the year.

(a) Equity Value equals Firm Value less total straight and convertible debt, straight and convertible preferred stock and minority interest, plus cash, options and warrants proceeds and investments in unconsolidated subsidiaries.

(b) Equity Value per Share equals Equity Value divided by 80 million Diluted shares outstanding, before Treasury Stock Method share buy-back.

Multiples Based Valuation Analysis

PUBLIC COMPARABLES VALUATION

($in millions, except per share data)

EBITDA Multiple Implied Firm Value

Valuation Metric EBITDA Low High Low High

FV / 2004E EBITDA $662 4.5x – 5.0x $2,977 – $3,308

FV / 2005E EBITDA 734 4.8 – 5.3 3,484 – 3,851

Reference Range Per Share $41.00 $44.50

PLANT-BY-PLANT VALUATION

($in millions, except $/kW figures)

$/kW Gross Value Crayola’s Value (81%)

MWs Low High Low High Low High

W.A. Parish (Coal) 2,462 $600 $700 $1,477 $1,723 $1,196 $1,395

Limestone 1,602 600 700 961 1,121 778 908

South Texas Project 1,100 500 550 550 605 445 490

San Jacinto 162 150 250 24 41 20 33

Cedar Bayou 2,258 0 25 0 56 0 46

P.H. Robinson 2,211 0 25 0 55 0 45

T.H. Wharton 1,254 0 25 0 31 0 25

W.A. Parish (Gas) 1,191 0 25 0 30 0 24

S.R. Bertron 844 0 25 0 21 0 17

Greens Bayou 760 0 25 0 19 0 15

Webster 387 0 25 0 10 0 8

Deepwater 174 0 25 0 4 0 4

H.O. Clarke 78 0 25 0 2 0 2

14,483 $3,013 $3,719 $2,439 $3,011

AEP Texas Central Multiple $179 $179 $2,594 $2,594 $2,100 $2,100

Average Value $2,803 $3,156 $2,269 $2,555

Reference Range Per Share $34.69 $39.11

4. Issues and Considerations

Observations

Magenta stock price has continued to perform strongly, in line with underlying natural gas prices

The bids reflect a thorough market testing over last 5 months

The bids are supported by continued strong conditions in high yield financing markets

The bids compare well with standalone holding value to Crayola

Issues and Considerations

Special committee considerations

Headline price

Power purchase agreements / hedging

No “majority of minority” / fiduciary out provisions

Standalone value

Sale of shares in Magenta vs. assets

STP

Exclusivity

Regulatory Process

Next Steps

SPECIAL COMMITTEE CONSIDERATIONS

Price

Contract terms

CONTRACTUAL ISSUES

Back-to-back arrangements

Finalization of power purchase agreements

Transition services

Schedules to Merger Agreement

Appendix

A. Valuation Backup

Magenta WACC Analysis

Low High

Cost of Equity

U.S. Risk Free Rate (30 Year U.S. Treasury) 5.23% 5.23%

Equity Market Risk Premium 5.50% 7.50%

Equity Beta 0.80 1.20

Adjusted Equity Market Risk Premium 4.40% 9.00%

Cost of Equity 9.63% 14.23%

Cost of Debt

U.S. Risk Free Rate (10 Year U.S. Treasury) 4.47% 4.47%

Credit Spread 3.50% 4.50%

Cost of Debt (Pretax) 7.97% 8.97%

Effective Marginal Tax Rate 35.00% 35.00%

Cost of Debt (After-tax) 5.18% 5.83%

Debt/Capitalization (Market) 45.00% 33.00%

WACC 7.63% 11.46%

Magenta Comparable Companies

IPP

Equity Price / FV /

Stock Market Firm Net Income(2) Book Div. EBITDA

Company Price(1) Value Value 2004E 2005E Value Yield LTM

AES (AES) $10.31 $6,569 $24,692 15.6x 14.1x 6.1x 0.0% 7.8x

Texas Genco (TGN) 46.02 3,682 3,681 NM NM 1.2 2.2 7.2

Reliant Resources (RRI) 11.41 3,381 9,617 43.9 31.7 0.8 0.0 8.4

Calpine (CPN) 4.30 1,789 17,791 NM 43.0 0.4 0.0 11.4

High: – 43.9x 43.0x 6.1x 4.7% 11.4x

Median: – 15.6 22.9 1.2 0.0 7.8

Mean: – 24.3 25.5 2.1 1.4 8.3

Low: – 13.4 13.1 0.4 0.0 6.9

(1) Stock price as of July 14, 2004.

(2) I/B/E/S EPS estimates as of July 14, 2004.

E&P

(US dollars in millions, except per share data)

Price / Price / Firm Value /

Price at 52-Week Equity Firm Earnings Cash Flow EBITDAX

Company 07/14/04 High Low Value Value 2004 2005 2004 2005 2004 2005

Anadarko Petroleum $59.80 $60.00 $40.27 $15,270 $20,277 10.0x 11.7x 4.5x 4.7x 5.0x 5.5x

Apache 45.82 45.99 30.41 15,133 17,362 11.3 13.6 5.2 5.6 4.9 5.3

Burlington Resources 37.45 37.49 22.52 15,021 17,908 11.8 15.4 5.0 5.5 5.0 5.6

Forest Oil 27.70 29.60 19.80 1,638 2,714 14.5 16.8 3.0 3.0 4.4 4.4

Median: $15,021 $17,362 11.8x 15.4x 5.0x 5.5x 5.0x 5.5x

Magenta Comparable Companies (cont’d)

Oil Refining

(Dollars in Millions, Except per Share Data)

Closing Price / Firm Value /

Price Equity Firm EPS ATCFPS EBITDA

7/14/2004 Value Value 2004E 2005E 2004E 2005E LTM 2004E 2005E

Large Capitalization R&Ms

Valero Energy $76.70 $10,716 $14,525 8.7x 11.2x 5.5x 6.7x 9.6x 5.2x 6.2x

Sunoco Inc. 67.40 5,263 7,054 11.4 12.5 5.8 6.0 7.2x 6.0 6.7

Premcor 39.62 3,650 5,065 9.6 10.6 6.2 7.4 7.0x 5.5 5.9

Tesoro Petroleum 29.12 2,022 3,515 7.7 12.6 4.8 6.2 6.3x 4.7 6.0

Average 9.4x 11.7x 5.6x 6.6x 7.5x 5.3x 6.2x

Median 9.1 11.9 5.6 6.5 7.1 5.3 6.1

Overview of AEP Texas Central Asset Sales

Acquisition

Asset Buyer Asset Type Price Net MW $/kW

3/15/04

Coleto Creek Coal NA 632 NA

Eagle Pass Hydro NA 6 NA

B.M. Davis Gas / Oil NA 697 NA

E.S. Joslin Gas / Oil NA 254 NA

J.L. Bates Gas / Oil NA 182 NA

Sempra and Carlyle / Riverstone

La Palma Gas / Oil NA 255 NA

Laredo Gas / Oil NA 178 NA

Lon C. Hill Gas / Oil NA 559 NA

Nueces Bay Gas / Oil NA 559 NA

Victoria Gas / Oil NA 491 NA

Total Portfolio $430 3,813 $113

Baseload MW (a) 638 $674

3/1/04

South Texas Project (25.2%) Cameco Nuclear $333 630 $528

1/30/04

Oklaunion Power Station (7.8%) Golden Spread Electric Cooperative Coal $43 54 $792

Implied Baseload (Non-nuclear) $/kW (b) $674

Implied Nuclear $/kW $528

Implied Total Portfolio $/kW $179

(a) Assumes no value for gas / oil plants.

(b) Excludes Oklaunion Power Station

Precedent Coal Transactions

(Dollars in millions, except $/kw)

Date

Announced Seller Buyer Price ($mm) Net MW Price/kW

06/23/04 Allegheny Energy Supply Buckeye Power Generating LLC $139 203 $685

01/30/04 AEP Texas Central Co (TCC) Golden Spread Electric Cooperative (GSEC) 43 54 792

10/24/03 WPS Resources Duquesne Light Holdings 120 492 244

06/16/03 TransAlta Corp. TransAlta Cogeneration 233 378 616

05/20/03 Mirant GE Structured Finance 71 121 587

02/26/03 Allegheny Energy Supply UGI Development Co. (UGI Corp.) 51 83 616

06/17/02 Texas-New Mexico Power Sempra Energy (SRE) 120 305 393

02/26/02 Mirant Dominion Resources (D) 182 515 353

12/18/01 Enron Canada Power Corp. AltaGas Services Inc. 220 706 312

Terminated FirstEnergy NRG Energy 1,500 2,535 592

10/23/00 Sierra Pacific Resources NRG Energy 273 286 955

06/08/00 Potomac Electric Power Southern Energy 2,650 5,070 523

05/26/00 Potomac Electric Power Allegheny Energy / PPL Global 153 166 922

05/10/00 SC Edison / Nevada Power AES 667 1,106 603

01/19/00 Conectiv Inc. NRG Energy 800 1,875 427

09/27/99 DQE Inc. Orion Power Holdings 1,705 2,614 652

05/25/99 PP&L Resources WPS Power Development 106 404 262

05/10/99 PacifiCorp (and others) Transalta Corp 554 1,340 413

High $955

Median 589

Mean 553

Low 244

Precedent Oil / Gas Transactions

(Dollars in millions, except $/kw)

Date Contract /

Announced Seller Buyer Price ($mm) Net MW Price/kW Merchant

07/07/04 El Paso Merchant Energy AIG Northern Star $265 208 $1,274 Merchant

07/06/04 NRG Energy, Dynegy, Multitrade of Dominion 197 390 505 Contract

06/23/04 Duke Energy Nevada Power 558 1,200 465 Merchant

06/01/04 PPL Corp. Arizona Public Service Co. 190 450 422 Merchant

05/06/04 NRG Energy Complete Energy Partners, LLC 319 837 381 Contract

05/04/04 Duke Energy MatlinPatterson Global Opportunities Partners II 475 5,325 89 Merchant

04/23/04 FPL Energy Centrica 143 540 265 Merchant

04/21/04 El Paso Corp. FPL Energy, LLC 72 270 267 Merchant

03/31/04 Dynegy GE Commercial Finance 103 274 377 Contract

03/29/04 TransCanada Corp TransCanada Power, L.P. 403 360 1,118 Contract

03/15/04 AEP Texas Central Co (TCC) Sempra Energy Partners and Carlyle/Riverstone 430 3,813 113 Contract

03/10/04 AEP Texas Central Co (TCC) The Bear Stearns Companies, Inc 156 276 565 Contract

02/18/04 Brazos Valley Calpine Corp. 175 570 307 Merchant

01/29/04 Tractebel North America, Inc. Lightyear Capital, LLC 80 90 889 Contract

01/28/04 Perryville Energy Partners LLC (PEP) Entergy Louisiana, Inc 170 718 237 Contract

01/16/04 El Paso Merchant Energy Northern Star Generation LLC (AIG) / Ontario 920 1,850 497 Contract

12/22/03 Calpine Lower Colorado River Authority (LCRA) 150 273 550 Contract

10/22/03 EPCOR Energy Puget Sound Energy 80 137 584 Merchant

10/20/03 Cogentrix Goldman Sachs 2,415 3,382 714 Contract

09/18/03 Dominion Resources Kauai Island Utility Cooperative 40 26 1,523 Contract

09/03/03 Calpine Pomifer Power Funding LLC (ArcLight) 86 105 819 Contract

08/26/03 TECO Energy GTCR Golder Rauner LLC and Invenergy LLC 115 370 311 Contract

08/19/03 NRG McClain LLC (NRG) Oklahoma Gas & Electric Co. (OGE) 160 400 399 Merchant

08/12/03 Duke Energy (DENA) Wabash Valley Power Association Inc. 52 160 328 Merchant

08/04/03 Calpine Corp. / Edison Mission Dominion Virginia Power (D) 150 240 625 Contract

07/17/03 InterGen Southern California Edison Co. – 1,054 – Merchant

07/09/03 Reliant Resources Salt River Project 289 588 491 Contract

07/08/03 PG&E National Energy Group American Municipal Power-Ohio 7 149 47 Merchant

07/08/03 Primary Energy Inc. (NI) Private Power LLC 335 444 755 Contract

05/21/03 Talbot EMC and Chattahoochee EMC Oglethorpe Power Corp 450 1,086 414 Contract

05/05/03 CLECO Corp. Entergy Corp. (ETR) – 725 – Merchant

04/30/03 Calpine Corp. GE Structured Finance 82 115 713 Contract

High $1,523

Median 478

Mean 535

Low 47

Precedent Nuclear Transactions

(Dollars in millions, except $/kw)

Date Announced	Seller	Buyer	Price ($mm)	Net MW	Price/kW
03/01/04	AEP Texas Central Co (TCC)	Cameco South Texas Project LP	$333	630	$528
11/25/03	Energy East	Constellation Energy	401	495	810
11/07/03	Alliant Energy	Dominion Resources	90	223	403
11/07/03	WPS Resources	Dominion Resources	184	545	337
10/03/03	British Energy	Exelon Corp.	277	1,241	223
12/23/02	British Energy	Cameco, TCPL, BPC & OMERS	767	3,185	241
04/15/02	NU, UIL, NGG, NST	FPL Energy	837	1,024	817
08/15/01	Vermont Yankee	Entergy Corp.	180	501	359
08/08/00	Northeast Utilities	Dominion Resources	1,298	1,954	664
07/10/00	Ontario Power Generation	British Energy	900	2,512	358
04/27/00	SoCal Ed	Pinnacle West	550	1,300	423
03/29/00	New York Power Authority	Entergy Corp.	967	1,805	536
12/22/99	Niagara Mohawk	RG&E Corp.	163	1,285	127
12/12/99	Niagara Mohawk	Constellation Energy	815	1,550	526
09/30/99	Conectiv	PSEG Power / PECO	20	708	28
09/14/99	GPU	AmerGen Energy	10	619	16
06/24/99	Niagara Mohawk	AmerGen Energy	135	1,111	122
06/24/99	New York Power Authority	AmerGen Energy	28	203	136
04/15/99	Illinova	AmerGen Energy	20	944	21
11/19/98	Boston Edison	Entergy Corp.	81	670	121
10/15/98	First Energy (a)	DQE	--	1,436	--
09/30/98	WPS Resources (b)	Madison Gas & Electric	10	511	20
07/17/98	GPU	AmerGen Energy	23	786	29
06/26/98	Eastern Utilities	Great Bay Power	3	33	91

(a) Asset transfer transaction with FirstEnergy exchanging 1,288 MW of three electric power plants for 1,436 MW of eight nuclear generation units owned by DQE.

(b) Madison Gas & Electric agreed to sell its interest in the Kewaunee Nuclear Plant in return for credit toward it's purchase of an 83 MW gas-fueled plant that WPS will build.

High	$817
Median	241
Mean	302
Low	16

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B. Other Proposals

Bidder White

Material Terms

Comments

Proposed Acquisition Structure

Acquisition of 81% or

100% ownership interest in Magenta

Straight Sale – Cash Purchase Price Per Share (After-tax Proceeds)

81% interest: $40 / share ($2,245MM) 100% interest: $41.25 / share ($2,297MM)

338(h)(10) – Headline Bid Price (After-tax Proceeds)

81% interest: $46.50 / share ($2,269MM—$2,377MM)

100% interest: $47.75 / share (White preference) ($2,315MM—$2,423MM)

Hedge Value in Purchase Price

All proposed prices include up to $0.75 / share – 4,000MW of baseload coal / lignite capacity comprised of 50% bilateral contracts and 50% natural gas cashless collars; average duration of 5 years; minimum price floor of $4.25 for gas hedges; minimum weighted average price equal to current forward strip for 2006-2010 period

Effectiveness of Bid

No expiration date stated

Debt Financing

Up to $3.35B ($2,950MM funded at close), availability is dependent on satisfactory terms, including:

Minimum of 20% cash common equity

Obtaining ratings from S&P and Moody’s

At least 50% of coal / lignite generation capacity subject to power purchase agreement / equivalent gas swap with maturity of no less than 5 years; remaining capacity subject to natural gas hedge with floor of $3.75/MMBtu

Market “out” removed

Financing Sources

Citigroup, Banc of America, UBS, and JP Morgan Securities; commitment letter only received from Citigroup

Additional Due Diligence Requested

Numerous “confirmatory” due diligence requests (accounting/tax, STP and insurance)

Regulatory Approvals

HSR, PUC, FERC (EWG) and NRC

Corporate / Other Approvals

None on part of buyer

Other Terms

Approval of transaction by special committee of Magenta’s Board of Directors (for 100% purchase or for leveraging transaction)

Requires separate sale of STP

Acquisition of 100% interest via merger

Assumption that Magenta is delivered on debt-free basis (other than debt to finance transaction or to increase Magenta’s ownership stake in STP) and Magenta’s financial position as of December 31, 2004 similar to projections

Amount of debt incurred in transaction nominally the same in the purchase of either 81% or 100% interest in Magenta

Requesting exclusivity

Bidder White – 338(h)(10) Election

White proposal includes $6.50 / share increase in headline price if 338(h)(10) election is made

Portion of Magenta sold to White

81% 100%

Straight Stock Purchase $40.00 $41.25

338(h)(10) Headline Bid $46.50 $47.75

Purchase Price Increase 16.3% 15.8%

Increase in Crayola Gross Proceeds $421 MM $421 MM

Two key factors impact Crayola net proceeds if 338(h)(10) election is made:

Use of $310 million capital loss carry forward (fully utilized in straight sale) highly dependent on purchase price allocation Tax calculated as if Crayola had sold 100% of assets at value implied by 81% sale

Crayola pays 100% of tax

Additional tax leakage associated with 338(h)(10) dilutes White headline bids into lower value on a “straight stock” equivalent basis

Best Case (use capital loss carry-forward) 81% 100%

Worst case (no capital loss carry-forward used) $43.14 $44.23

40.56 41.65

338(h)(10) Election – Net Proceeds Comparison

For illustrative purposes, the table below details the tax impact and net proceeds available to Crayola, assuming the sale of 100% to White

($millions, except per share data) Straight Sale 338(h)(10) Difference under 338(h)(10)

Per Share Price $41.25 $47.75 $6.50

Sale Value (Tax Purposes) $2,673 $3,820(1)

Tax Basis 1,294(2) 1,598(3)

Capital Loss Used 310 0(4)

Taxable Gain $1,069 $2,222 $1,153

Taxes at 35% $374 $778 $404

Gross Proceeds to Crayola $2,673 $3,094 $421

Less Taxes @ 35% (374) (778)

Net Proceeds to Crayola $2,299 $2,316 $17

(1) 64.8 million shares at $47.75 / share or $3,094 mm “grossed up” to reflect equivalent value for 100%.

(2) Crayola tax basis is 64.8 mm Magenta shares.

(3) Equals total Magenta asset basis LESS basis in liabilities to be assumed by buyer (analysis assumes value and basis of liabilities are equal).

(4) For illustrative purposes, assumes asset sale generates NO capital gains.

$10 million change in net proceeds for every $28.6 million in capital loss utilized

Full utilization of capital loss carry forward (best case) results in $125.5 million higher net proceeds under 338(h)(10) than a straight sale

Bidder White – PSA Discussion

Material Terms

Comments

Special Committee Issues

Contemplates Special Committee approval of merger agreement and involvement in the process

Impact of 338(h)(10) pricing differential in 100% transaction

Proposal contemplates Crayola voting agreement and Magenta shareholder meeting; contemplates no majority of minority vote but 30-day “window shop” fiduciary out

Issues regarding pre-closing hedging as well as STP sale

Current proposal provides that $0.75 per share attributable to hedging program will be paid to minority shareholders whether or not program is implemented

Terms and Conditions

Concurrent closing of sale of STP

March 31, 2005 termination date, with no extension (unless all parties agree)

Definition of “Material Adverse Change” includes prospects; no exclusions for changes in law or transmission and distribution systems

Terms of NRC and PUC regulatory approvals must be reasonably acceptable to buyer (taking into consideration intended benefits of the transaction)

3% breakup fee

Separate sale of STP will trigger ROFR, which could delay closing

Terms regarding insurance and pollution control bonds remain open

Bidder Purple

Material Terms Comments

Straight Sale – Cash Purchase Price Per Share (After-tax Proceeds)

81% interest: $40.75 / share ($2,277MM)

Structural Alternatives

Three possible transactions:

Straight sale of shares to hedge funds

Debt exchange and partial spin-off of remaining shares Cash-rich split-off

Alternatives provide for greater tax efficiency and up to $2.49B of net cash for deleveraging

Effectiveness

Offer expires July 12, 2004

Debt Financing

Available debt financing of $1.80B ($1.5B funded at close)

Financing Sources

Credit Suisse First Boston

Additional Due Diligence Requested

Confirmatory data requests

Regulatory Approvals

Purple claims that no approvals are needed; Crayola counsel believes NRC delay likely

Corporate / Other Approvals

None on part of buyer

Other Terms

Approval of transaction by Magenta’s Board of Directors and Special Committee (for up to $1.8B of debt offering, subsequent special dividend payout, registration rights and other provisions)

Agreement that 3 Crayola non-executive representatives to Magenta’s Board of Directors resign at closing and the appointment of 4 new acceptable directors to be identified by non-Crayola board members

Documentation not provided for alternate structures

Bidder Purple – Structural Alternative I: "Cash Rich Split-Off"

- Proposed Alternative provides $2.49B in net cash for Crayola de-leveraging



Step I
Public
Crayola
Purple
19%
81%
24.3MM shares
$990MM
Magenta
New Debt $1.5B
Cash $2.49B
Step II
Public
Crayola
Purple
Magenta
$150MM "Midstream Assets"*
$2.49B Cash
Magenta II
Total Value: $2,640MM
Step III
Public
Crayola
Purple
64.8MM Magenta Shares
64.8MM (100%) Magenta II Shares
Magenta
Magenta II

- Magenta issues 24.3MM new shares to Purple at $40.75
- Primary equity sold to Purple generates approx. $990MM cash to Magenta
- Magenta raises $1.5B through new debt offering
- Total cash generated of $2.49B

- Magenta creates wholly-owned sub – "Magenta II"
- Magenta contributes cash from equity and debt issuance ($2.49B in Step I) to Magenta II
- Magenta contributes Midstream Assets to Magenta II ($150MM)
- Magenta holds 64.8MM shares (100%) of Magenta II

- Crayola exchanges 64.8MM shares of Magenta for 64.8MM shares of Magenta II ($40.75 / share) "tax free"
- Cash held by Magenta II as subsidiary of Crayola: $2.49B
  - Issues on access to and use of cash
  - Tax insurance discussed as possibility

Cash:	$2,490
Midstream:	150
Total:	$2,640
Shares:	64.8
Price / Share:	$40.75

* Certain structural steps eliminated for presentation purposes.

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Bidder Purple – Structural Alternative II: Debt Exchange / Spin

- Bidder Purple proposal also includes alternate structure involving a debt for Magenta equity exchange and subsequent spin off by Crayola of its remaining Magenta stake

Step I



Public
Crayola
19%
$18.75 / share distribution
81%
Magenta
New Debt $1.5 B

- Magenta raises $1.5B of new debt and makes special distribution of proceeds to shareholders ($18.75/share)
- Pro rata share to Crayola of $1,215MM is less than basis and thus tax-free to Crayola (de-leveraging)

Step II



Public
Crayola
39.9M shares
Purple Funds
$880M Crayola Debt
Magenta

- Purple purchases $880MM purchase price long term Crayola debt via tender to bond holders
- Purple exchanges $880MM of Crayola debt for 39.9MM Magenta shares (49%) from Crayola (@ $22.00 / share)
- "Retirement" of $880MM of debt via exchange combined with net proceeds of $1,215MM results in $2,095MM of total Crayola debt reduction

Step III



Spin-off – 24.8MM Magenta shares
Crayola Shareholders
Public
Purple Funds
Crayola
19%
49%
37%
Magenta

- Crayola spins off remaining 24.8MM shares to Crayola shareholders "tax-free"

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Overview of Purple Alternatives

SPLIT-OFF


Crayola
Public
Purple Funds
100%
39%
61%
Magenta
Cash (deleveraging): $2,490
Midstream: 150
Total: $2,640
Price / Share: $40.75
Magenta
New Debt $1.5B

- ▲ "Tax-free" distribution of cash competitive with other sale alternatives (net cash proceeds)
- ▲ Increased public float
- ▼ Impact of dividend suspension on stock price
- ▼ Involves complexity and tax risk / limitation on use of cash proceeds / potential 1935 Act issues
- ▼ Timing to complete execution
- ▼ Leverage without cash to minority (essentially a buyback of Crayola shares) – Special Committee

Debt Exchange / SPIN-OFF


Crayola Shareholders
"Public"
Purple Funds
31.1%
19%
49.9%
Crayola
Magenta
$1.5B Debt
$2.095B Deleveraging

- ▲ Crayola shareholders benefit by Crayola deleveraging plus retained upside in Magenta shares

Unlevered Magenta Value / Share	$40.00	$42.00	$44.00	$46.00
Levered Value / Share	$19.96	$21.96	$23.96	$25.96
Crayola Shareholder Stake	$495	$545	$595	$645
Plus "Delevering" (Crayola)	$2,095	$2,095	$2,095	$2,095
Total Value Net of Tax*	$2,595	$2,640	$2,690	$2,740

- ▲ Breakeven unlevered Magenta value per share equivalent to $2,466MM total net of tax (Red 100%) - $35 / share
- ▲ Increased public float
- ▲ Provides some cash to minority ($18.75 / share)
- ▼ Uncertainty of Purple tender execution / timing
- ▼ Lower debt reduction ($2,095MM) vs. other sale alternatives
- ▼ Impact of dividend suspension on stock price

* Net of current tax (assumes shareholders HOLD Magenta shares)

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Bidder Purple – PSA Discussion – Straight Sale

Material Terms

Comments

Special Committee Issues

Magenta borrowing and related special dividend

Appointment of four new Magenta directors at closing

Magenta agreement to provide registration rights, certain representations and warranties, and other agreements (tax matters agreement, amendment to transition services agreement, etc.)

Terms and Conditions

Transaction is subject to various conditions, including:

Closing of Magenta debt financing and related special dividend

Conditions in CSFB financing commitment, including no Magenta material adverse effect and no disruption or adverse change in capital markets

Appointment of four new Magenta directors acceptable to majority of purchasers

Agreement terminates if conditions not met within 60 days

Crayola bears risk for one year after closing for breach of reps and warranties or material misstatement or omission in Magenta SEC filings

Bidder Orange (Non-Conforming Bid)

Material Terms

Comments

Proposed Acquisition Structure

Acquisition of no less than 44% ownership interest in South Texas Project, Units 1 and 2 (“STP”)

Cash Consideration to Crayola

$678.25MM ($616.59 / kW)

Adjustment to Purchase Price

Increase purchase price by $5 million if any one of the following conditions is met:

Purchase and Sale Agreement (“PSA”) is executed on or prior to June 30, 2004

Magenta or Crayola obtains written waivers on rights of first refusal (“ROFR”) from all other co-owners of STP, on or prior to July 30, 2004

Effectiveness

Offer expires June 25, 2004 at 5.00 pm (EST)

Financing

Contingent on debt financing

Financing Sources

Orange’s operating cash flow and existing $3B bank supported firm credit lines

Additional Due Diligence Requested

Material contracts including nuclear fuel contracts, contracts regarding turbine work, and split pin contract with Siemens Westinghouse

Regulatory Approvals

PUC (60-120 days)

FERC (effective upon filing)

NRC (4-9 months)

FCC (2-3 months)

HSR

Miscellaneous approvals by Texas State and local Governmental Authorities (2-4 months)

Corporate / Other Approvals

Bid already approved by Orange’s Group’s Board of Directors

Bidder Orange – PSA Discussion

Material Terms

Comments

Other Terms

In the event that Bidder Orange and Magenta execute a PSA, and the ROFR is exercised, Magenta obligated to Bidder Orange for a 4% break-up fee ($27 million)

Entry into certain transition services with Magenta on mutually agreed upon terms

Amount of assets held in Magenta’s Qualified Decommissioning Funds and Nonqualified Decommissioning Funds and transferred to Bidder Orange shall equal or exceed the minimum NRC requirements

Contemplates Crayola guarantee of Magenta obligation

Magenta generally retains all liabilities relating to STP arising out of pre-closing events, including environmental liabilities, employee benefit plans (funded or unfunded), and decommissioning

Closing conditions include:

Magenta owns 44% interest in STP (i.e., completes purchase portion of AEP’s interest via ROFR)

No ROFR exercise by other owners

No material adverse effect with an impact of $50 million or more

Magenta makes broad and comprehensive reps (many of which are not subject to material adverse effect qualifiers)

Most Magenta reps survive for 12 months following closing (reps relating to the decommissioning trusts and taxes expire 90 days after expiration of applicable statute of limitations)

Magenta obligated to indemnify Buyer for losses arising out of, among other things, (i) breach of reps, (ii) liabilities other than assumed liabilities, (iii) third party claims for pre-closing matters, and (iv) breach of covenants

Magenta required to cooperate in obtaining IRS private letter ruling relating to transfer of decommissioning funds

Agreement contemplates entering into a Decommissioning Funds Collection Agreement (draft not provided)